EXHIBIT 10.2

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of December 11, 2023, is entered into by and among Liberty Media Corporation, a Delaware corporation (“Liberty”), Liberty Sirius XM Holdings Inc., a Delaware corporation and a wholly owned Subsidiary of Liberty (“SplitCo”), Sirius XM Holdings Inc., a Delaware corporation (the “SiriusXM”), and each of the undersigned stockholders of Liberty (each, a “Stockholder” and together, the “Stockholders”).

WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, among Liberty, SplitCo, Radio Merger Sub, LLC, a Delaware limited liability company and a wholly owned Subsidiary of SplitCo (“Merger Sub”), and SiriusXM, among other transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into SiriusXM (the “Merger”), with SiriusXM surviving the Merger as a wholly owned subsidiary of SplitCo;

WHEREAS, in connection with the negotiation and execution of the Merger Agreement and related agreements and the transactions contemplated thereby, the board of directors of SiriusXM has established a special committee thereof consisting only of independent and disinterested directors (the “Special Committee”);

WHEREAS, as of the date of this Agreement, each Stockholder Beneficially Owns or owns of record, and, with respect to the Split-Off and the other transactions contemplated by the Merger Agreement, has the power to vote or direct the voting of, certain shares of Series A Liberty Sirius XM Common Stock and Series B Liberty Sirius XM Common Stock listed on Schedule A hereto (all such shares, the “Subject Shares”); and

WHEREAS, as a condition and inducement for Liberty and SiriusXM to enter into the Merger Agreement, Liberty and SiriusXM (through the Special Committee) have required that each Stockholder, in his, her or its capacity as a stockholder of Liberty, enter into this Agreement, and each Stockholder has agreed to enter into this Agreement;

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as set forth herein:

1.            Definitions. Capitalized terms not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.            Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (a) such date and time as the Merger Agreement or the Reorganization Agreement shall have been validly terminated in accordance with Article IX thereof, (b) the Merger Effective Time, (c) the written agreement of Liberty, SiriusXM (through the Special Committee) and the Stockholders to terminate this Agreement and (d) the date of any material modification, waiver or amendment of the Merger Agreement as in effect on the date of this Agreement that adversely affects the value or tax treatment of the consideration payable to the Stockholders, causes such consideration to include any property other than SplitCo Common Stock (and cash in lieu of fractional shares of SplitCo Common Stock), or adds new conditions or modifies any existing conditions to the consummation of the Merger that materially adversely affect any Stockholder, without the prior written consent of such Stockholder (provided that, in the case of this clause (d), this Agreement shall terminate only with respect to such adversely affected Stockholder(s)); provided, that the representations, warranties, covenants and agreements contained in Sections 6, 7 and 8 of this Agreement will terminate at the Merger Effective Time; provided, further, that (x) this Section 2 and Sections 9 through 26 of this Agreement shall survive any such termination, and (y) such termination shall not relieve any party of any liability or damages resulting from (1) fraud or (2) willful material breach by such party prior to termination, in each case, as determined by a court of competent jurisdiction pursuant to a final and nonappealable judgment. For purposes of this Agreement, (A) “fraud” means intentional and knowing common law fraud under Delaware law in the representations and warranties set forth in this Agreement and (B) “willful material breach” means a material breach of a party’s covenants and agreements set forth in this Agreement that is the consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such action would be a material breach of such party’s covenants or agreements.

3.            Voting Agreement.

(a)            From the date hereof until the Expiration Date (the “Support Period”), each Stockholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the holders of the Series A Liberty SiriusXM Common Stock and Series B Liberty SiriusXM Common Stock (collectively, the “Liberty Stockholders”) (including the Liberty Stockholders Meeting), however called, and in connection with any written consent of the Liberty Stockholders, such Stockholder shall:

(i)	appear at such meeting or otherwise cause all of the Subject Shares and all other voting securities of the Liberty SiriusXM tracking stock group over which he, she or it has acquired Beneficial Ownership or record ownership after the date hereof or otherwise has the power to vote or direct the voting of (including any Subject Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Subject Shares or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise over which he, she or it has the power to vote) (together with the Subject Shares, collectively, the “Shares”) as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum; and

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(ii)	subject to Section 3(c), vote or cause to be voted (including by proxy or written consent, if applicable) all of the Shares (i) in favor of the Split-Off and the approval of the other transactions contemplated thereby, (ii) in favor of any proposal to adjourn or postpone such meeting of the Liberty Stockholders to a later date if such adjournment or postponement is proposed in compliance with Section 6.1(b) of the Merger Agreement, (iii) against any action or proposal in favor of any SplitCo Takeover Proposal, without regard to the terms of such SplitCo Takeover Proposal, and (iv) against any action, proposal, transaction, agreement or amendment of any Liberty Charter Document, in each case of this clause (iv) which would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Liberty or SplitCo contained in the Merger Agreement, or of any Stockholder contained in this Agreement for which such Stockholder has received prior notice from Liberty, SiriusXM or the Special Committee that it reasonably expects that such action or proposal would result in a breach, (B) result in any of the conditions to the consummation of the Transactions under the Merger Agreement or the Reorganization Agreement not being fulfilled or (C) prevent, impede, interfere with, delay, postpone, or adversely affect the consummation of any of the Transactions.

(b)            For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity directly or indirectly holding Shares for which any Stockholder serves as a partner, stockholder, trustee or in a similar capacity. To the extent any Stockholder does not have sole control of the voting determinations of such entity, such Stockholder agrees to exercise all voting rights or other voting determination rights he, she or it has in such entity to carry out the intent and purposes of his, her or its support and voting obligations in this paragraph and otherwise set forth in this Agreement.

(c)            Notwithstanding anything to the contrary herein, if at any time during the Support Period the board of directors of Liberty makes a Liberty Adverse Recommendation Change pursuant to Section 6.4(c) of the Merger Agreement (the “Change of Recommendation Event”), then the obligations, covenants and restrictions of the Stockholders set forth in this Section 3 shall be limited to the number of shares of Series A Liberty SiriusXM Common Stock and Series B Liberty SiriusXM Common Stock held by the Stockholders equal in aggregate to 33.37% of the total voting power of the Covered Liberty SiriusXM Voting Stock (such shares, the “Covered Shares”); provided that if a Change of Recommendation Event occurs, notwithstanding any other obligations hereunder, the Stockholders shall be expressly permitted to deliver a written consent executed on behalf of, or vote at any meeting of stockholders, their respective Shares that are not Covered Shares in their sole discretion with respect to the Transactions or any other matters described in Section 3(a)(ii) above (including, without limitation, with respect to the approval of the Split-Off and the transactions contemplated thereby, including the Reorganization Agreement, and with respect to any adjournment of any applicable stockholder meeting); provided, further, that in the event of a Change of Recommendation Event, the Stockholders shall have the right to determine which of the Shares held by the Stockholders will be included in the Covered Shares (it being understood that this proviso is not intended to change the total number or percentage of Covered Shares as determined pursuant to this Section 3(c)). For purposes of this Agreement, the “Covered Liberty SiriusXM Voting Stock” shall mean the issued and outstanding shares of Series A Liberty SiriusXM Common Stock and Series B Liberty SiriusXM Common Stock entitled to vote on the proposal to approve the Split-Off and the transactions contemplated thereby, including the Reorganization Agreement, and present in person or by proxy at the applicable stockholder meeting or, with respect to any action by written consent, the total number of shares of Series A Liberty SiriusXM Common Stock and Series B Liberty SiriusXM Common Stock outstanding as of the record date established by Liberty with respect to such action by written consent, as applicable.

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(d)            Each Stockholder represents, covenants and agrees that, (w) except for this Agreement, he, she or it has not entered into, and shall not enter into during the Support Period, any commitment, agreement, understanding or other similar arrangement with any person to vote or give instructions in any manner with respect to any Shares, including any voting agreement or voting trust, (x) he, she or it shall not enter into during the Support Period, any agreement, arrangement or understanding with any Person, and has not taken any action and shall not take any other action during the Support Period, that would conflict with, restrict, limit, violate, frustrate the intent of or interfere with the performance of such Stockholder’s representations, warranties, covenants and obligations hereunder, (y) he, she or it shall not take any action during the Support Period that would reasonably be expected to restrict or otherwise adversely affect such Stockholder’s legal power, authority or right to comply with or perform its covenants or obligations under this Agreement, and (z) except as expressly set forth herein or with respect to routine matters at an annual meeting of the Liberty Stockholders, he, she or it has not granted, and shall not grant during the Support Period, any proxy, consent or power of attorney with respect to any Shares.

(e)            In furtherance and not in limitation of the foregoing, but only in the event and in each case that a Stockholder fails to be counted as present or fails to vote all of such Stockholder’s Shares in accordance with this Agreement, until the Expiration Date, each Stockholder hereby appoints each of Eddy W. Hartenstein and James P. Holden as its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent (and to instruct nominees or record holders to vote or act by written consent) during the Support Period with respect to any and all of such Stockholder’s Shares in accordance with this Section 3; provided, however, that if at any time during the Support Period there occurs a Change of Recommendation Event, then the irrevocable proxy contemplated by this Section 3(e) shall terminate and cease to be effective with respect to all Shares other than Covered Shares. This proxy and power of attorney are given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby agrees that this proxy and power of attorney granted by each such Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient under applicable Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder with respect to any Shares regarding the matters set forth in this Section 3. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Stockholder.

4.            Non-Solicitation. Each Stockholder hereby agrees, and agrees to cause his, her or its controlled Affiliates (which, for the avoidance of doubt, does not include Liberty, Merger Sub, SplitCo or SiriusXM) and its and their Representatives not to, take any action which, were it taken by Liberty, SplitCo or SiriusXM or any of their Representatives, would violate Section 6.4 or Section 6.5 of the Merger Agreement, it being understood that any action in compliance with Section 6.4 or Section 6.5 of the Merger Agreement shall not be deemed a breach by any Stockholder of this Section 4.

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5.            Transfer Restrictions Prior to the Merger. Each Stockholder hereby agrees that he, she or it will not, during the Support Period, without the prior written consent of Liberty and SiriusXM (through the Special Committee), other than pursuant to the Merger Agreement or Reorganization Agreement, directly or indirectly, offer for sale, sell, transfer, exchange, convert, assign, give, tender in any tender or exchange offer, pledge, encumber, hypothecate or otherwise dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein (including by merger, by testamentary disposition, by operation of law or otherwise), including the right to vote any such Shares, as applicable (a “Transfer”); provided, that such Stockholder may Transfer Shares for estate-planning purposes (including by testamentary disposition), or to a controlled Affiliate or with respect to a trust over which such Stockholder has sole or shared investment power, to a named beneficiary, so long as the transferee, prior to the time of Transfer, agrees in a signed writing reasonably satisfactory to Liberty and SiriusXM (through the Special Committee) to be bound by and comply with the provisions of this Agreement, and such Stockholder provides at least five (5) Business Days’ prior written notice (which shall include the written consent of the transferee agreeing to be bound by and comply with the provisions of this Agreement) to Liberty and SiriusXM, in which case such Stockholder shall remain responsible for any breach of this Agreement by such transferee, and provided, further, that the death of a Stockholder shall itself not be a Transfer of Shares so long as a Stockholder, or a controlled Affiliate of a Stockholder, continues to own such Shares as Shares covered under this Agreement and such controlled Affiliate agrees in a signed writing reasonably satisfactory to Liberty and SiriusXM (through the Special Committee) to be bound by and comply with the provisions of this Agreement. Notwithstanding anything contained herein, each Stockholder will be permitted to (i) effect a bona fide pledge of Series A Liberty Sirius XM Common Stock (including any existing pledge) to any financial institution in connection with a bona fide financing transaction (a “Permitted Pledge”) (so long as such pledge does not prevent or otherwise restrict in any manner such Stockholder from voting such shares pursuant to the provisions of this Agreement prior to any default and foreclosure under the indebtedness underlying such pledge) and (ii) grant a revocable proxy with respect to routine matters at an annual meeting of the holders of Liberty SiriusXM Common Stock (provided such proxy does not apply with respect to any of the matters set forth in this Agreement, even if such matters are submitted to a vote at an annual meeting of the stockholders of Liberty). Any Transfer in violation of this provision shall be void ab initio.

6.            Representations of the Stockholders. Each Stockholder represents and warrants to Liberty and SiriusXM as follows: (a) the Stockholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and legally binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Stockholder or the performance of his, her or its obligations hereunder; (c) the execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to such Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or transfer restriction on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Stockholder or any of the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Authority other than pursuant to the Exchange Act, the Securities Act and the HSR Act; (d) the Stockholder Beneficially Owns and has the power to vote or direct the voting of, the Stockholder’s Shares, a complete and accurate schedule as of the date hereof of which is set forth opposite such Stockholder’s name on Schedule A; (e) the Stockholder Beneficially Owns the Stockholder’s Shares, free and clear of any proxy, voting restriction, adverse claim or other Lien or transfer restriction (other than any Permitted Pledge or any restrictions created by the Transaction Agreements or under applicable federal or state securities laws); and (f) the Stockholder or his, her or its advisers has read and is familiar with the terms of the Merger Agreement and the other Transaction Agreements and the Stockholder understands and acknowledges that Liberty, SplitCo and SiriusXM are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

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7.            Representations of Liberty and SiriusXM.

(a)            Liberty represents and warrants to each Stockholder as follows: (1) Liberty has full legal right, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (2) this Agreement has been duly and validly executed and delivered by Liberty and constitutes a valid and legally binding agreement of Liberty, enforceable against Liberty in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by Liberty or the performance of its obligations hereunder; (3) the execution and delivery of this Agreement by Liberty does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to Liberty or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property of Liberty pursuant to, any agreement or other instrument or obligation binding upon Liberty or any of its property, nor require any authorization, consent or approval of, or filing with, any Governmental Authority other than with the FCC or pursuant to the Exchange Act, the Securities Act or the HSR Act.

(b)            SiriusXM represents and warrants to each Stockholder as follows: (1) SiriusXM has full legal right, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (2) this Agreement has been duly and validly executed and delivered by SiriusXM and constitutes a valid and legally binding agreement of SiriusXM, enforceable against SiriusXM in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by SiriusXM or the performance of its obligations hereunder; (3) the execution and delivery of this Agreement by SiriusXM does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to SiriusXM or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property of SiriusXM pursuant to, any agreement or other instrument or obligation binding upon SiriusXM or any of its property, nor require any authorization, consent or approval of, or filing with, any Governmental Authority other than with the FCC or pursuant to the Exchange Act, the Securities Act or the HSR Act.

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8.            Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the shares of capital stock of Liberty by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Series A Liberty SiriusXM Common Stock”, “Series B Liberty SiriusXM Common Stock” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.            Antitrust Filings. Liberty, SplitCo and each Stockholder shall make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the Transactions as promptly as practicable after the date of this Agreement and shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be reasonably requested pursuant to the HSR Act. Prior to making any application to or filing with any Governmental Authority in connection with the transactions contemplated by or related to the Merger Agreement, each party hereto will provide the other party with any information or documents that the other party may reasonably require to prepare any such filing or application.

10.          Publicity. Each Stockholder hereby authorizes Liberty and SiriusXM to publish and disclose in any documents and schedules filed with the SEC, and any press release or other disclosure document that Liberty or SiriusXM determines to be necessary or desirable in connection with this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby (including in the Form S-4 or any other filing with any Governmental Authority made in connection with the Merger) such Stockholder’s identity and ownership of the Shares, this Agreement and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and such other information required in connection with such disclosure. Each Stockholder agrees to notify Liberty and SiriusXM as promptly as practicable of any inaccuracies or omissions in any information relating to the Stockholders that is so published or disclosed. Each Stockholder shall not be permitted to make any public statement regarding this Agreement, the Merger Agreement, the Reorganization Agreement or the Transactions without the prior written consent of Liberty and SiriusXM (through the Special Committee); provided, that the foregoing shall not restrict any Stockholder from making any disclosure or other public statement required to be made by such Stockholder under applicable Law, including any amendment filed with the SEC on Schedule 13D, so long as such Stockholder provides Liberty and SiriusXM (through the Special Committee) with reasonable prior notice (including reasonable opportunity to review and comment) on such disclosure.

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11.          Entire Agreement. This Agreement (including the schedules hereto), the Merger Agreement and the Reorganization Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Liberty acknowledges and agrees that, except as expressly provided herein, nothing in this Agreement shall be deemed to vest in Liberty any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

12.          Indemnification.

(a)            Each of SiriusXM and SplitCo, jointly and severally, (the “Indemnifying Party”) covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, to indemnify and hold harmless each Stockholder (and each of his or her respective successors and assigns), in each case in his or her capacity as a stockholder of voting securities of the Liberty SiriusXM tracking stock group (each in such capacity, an “Indemnified Party”), from and against any and all Losses (as defined below) incurred in connection with, arising out of or resulting from any claims, demands, actions, proceedings or investigations (each, an “Action” and collectively, “Actions”) arising out of this Agreement or the performance of such Indemnified Party hereunder (including any Actions brought by any of the stockholders, directors, officers or employees of SplitCo or SiriusXM). For purposes of this Section 12, “Losses” means any loss (including disgorgement of consideration), liability, cost, damage or expense (including, without duplication, reasonable fees and expenses of counsel, accountants, consultants and other experts) related to an Action for which an Indemnified Party is entitled to indemnification pursuant to this Agreement; provided, however, that any diminution in value of SiriusXM Common Stock, Liberty SiriusXM Common Stock, or SplitCo Common Stock shall not constitute a Loss.

(b)            Notwithstanding anything herein to the contrary, the Indemnifying Party will not be obligated to provide indemnity hereunder to any Indemnified Party with respect to any Losses which (x) result from such Indemnified Party’s fraud, bad faith, willful misconduct or gross negligence or (y) result from any breach of any representation and warranty of such Indemnified Party contained in this Agreement or any breach of any covenant or agreement made or to be performed by such Indemnified Party under this Agreement.

(c)            The Indemnifying Party will indemnify the Indemnified Parties pursuant to this Section 12 regardless of whether such Losses are incurred prior to or after the Merger Effective Time. The indemnification provided pursuant to this Section 12 is in addition to, and not in derogation of, any other rights an Indemnified Party may have under applicable law, the Liberty Charter Documents, the SiriusXM Charter Documents, or pursuant to any contract, agreement or arrangement (including, for the avoidance of doubt, under the Merger Agreement); provided, however, that Losses will not be duplicated. If an Indemnified Party receives an indemnification payment pursuant to this Agreement and later receives insurance proceeds or other third-party recovery proceeds in respect of the related Losses, then the Indemnified Party shall promptly remit to the Indemnifying Party, amounts equal to the lesser of (x) the amount of such insurance proceeds or other third-party recovery proceeds, if any, and (y) the amount of the indemnification payment previously paid by or on behalf of the Indemnifying Party with respect to such Losses.

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(d)            Promptly after the receipt by any Indemnified Party of notice with respect to any Action that is or may be subject to indemnification hereunder (each, an “Indemnifiable Claim”) (and in no event more than ten (10) Business Days after such event), such Indemnified Party shall give written notice thereof to the Indemnifying Party, which notice will include, to the extent known, the basis for such Indemnifiable Claim and copies of any pleadings or written demands relating to such Indemnifiable Claim and, promptly following request therefor, shall provide any additional information in respect thereof that the Indemnifying Party may reasonably request; provided, that (x) any delay in giving or failure to give such notice will not affect the obligations of the Indemnifying Party hereunder except to the extent the Indemnifying Party is actually prejudiced as a result of such delay in or failure to notify and (y) no such notice shall be required to be given to the Indemnifying Party to the extent that the Indemnifying Party or any of its respective Affiliates is a party to any such Indemnifiable Claim.

(e)            Subject to Section 12(f) and Section 12(g), the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of any Indemnifiable Claim in respect of an Action commenced or made by a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third Party Indemnifiable Claim”) so long as, within ten (10) Business Days after the receipt of notice of such Third Party Indemnifiable Claim from the Indemnified Party (pursuant to Section 12(d)), the Indemnifying Party: (x) delivers a written confirmation to such Indemnified Party that the indemnification provisions of Section 12 are applicable, subject only to the limitations set forth in this Agreement, to such Third Party Indemnifiable Claim and that the Indemnifying Party will indemnify such Indemnified Party in respect of such Third Party Indemnifiable Claim to the extent required by this Section 12, and (y) notifies such Indemnified Party in writing that the Indemnifying Party will assume the control of the defense thereof. Following notification to such Indemnified Party of the assumption of the defense of such Third Party Indemnifiable Claim, the Indemnifying Party shall retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third Party Indemnifiable Claim. If the Indemnifying Party so assumes the defense of any such Third Party Indemnifiable Claim in accordance herewith, subject to the provisions of subsections (d) through (f) of this Section 12, (A) the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of such Third Party Indemnifiable Claim and such Indemnified Party shall cooperate (subject to the Indemnifying Party’s agreement to reimburse such Indemnified Party for all documented reasonable out-of-pocket expenses incurred by such Indemnified Party in connection with such cooperation) with the Indemnifying Party in any manner that the Indemnifying Party reasonably may request in connection with the defense, compromise or settlement thereof (subject to the last sentence of this Section 12(e)), and (B) such Indemnified Party shall have the right to employ separate counsel selected by such Indemnified Party and to participate in (but not control) the defense, compromise or settlement thereof and the Indemnifying Party shall pay the reasonable fees and expenses of one such separate counsel, and, if reasonably necessary, one local counsel. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action (or part thereof) for which it is entitled to indemnification and to which the Indemnifying Party has provided the written confirmation specified in clause (x) above without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed or conditioned). Without the prior written consent of each of the Indemnified Parties who are named in the Action subject to the Third Party Indemnifiable Claim (which consent shall not be unreasonably withheld, delayed or conditioned), the Indemnifying Party will not settle or compromise or consent to the entry of judgment with respect to any Indemnifiable Claim (or part thereof) unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Parties, (y) does not include any admission of wrongdoing on the part of such Indemnified Parties and (z) does not enjoin or restrict in any way the future actions or conduct of such Indemnified Parties (other than in a manner consistent with the terms of the subject instruments).

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(f)             Notwithstanding Section 12(e), an Indemnified Party, at the expense of the Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in each applicable jurisdiction) representing the Indemnified Party), shall, subject to the last sentence of this Section 12(f), be entitled to separately control the defense, compromise or settlement of any Third Party Indemnifiable Claim (x) as to such Indemnified Party if the Indemnified Party with the opinion of external counsel shall have reasonably concluded that there exists any actual conflict of interest relating to the defense of such Action between the Indemnified Party and the Indemnifying Party and (y) as to which the Indemnifying Party has previously assumed control in the event the Indemnifying Party is not diligently pursuing such defense. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any Action with respect to which it controls the defense thereof pursuant to this Section 12(f) and for which it is entitled to indemnification without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(g)            In all instances under this Section 12 where the Indemnifying Party has agreed to pay the fees, costs and expenses of the Indemnified Parties, such fees, costs and expenses shall be reasonable. The parties agree to cooperate and coordinate in connection with the defense, compromise or settlement of any Indemnifiable Claims.

(h)            In addition to (but without duplication of) the Indemnified Party’s right to indemnification as set forth in this Section 12, if so requested by an Indemnified Party, the Indemnifying Party shall also advance to such Indemnified Party (within ten (10) Business Days of such request) any and all documented reasonable out-of-pocket fees, costs and expenses incurred by an Indemnified Party in accordance with this Section 12 in connection with investigating, defending, being a witness in or participating in (including any appeal), or preparing to defend, be a witness in or participate in, any Indemnifiable Claim (other than an Indemnifiable Claim initiated by the Indemnified Party or in which SiriusXM or Liberty alleges a breach by the Indemnified Party of any representation and warranty of such Indemnified Party contained in this Agreement or any breach of any covenant or agreement made or to be performed by such Indemnified Party under this Agreement), including, without duplication, reasonable fees and expenses of legal counsel, accountants, consultants and other experts (“Expense Advances”).

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(i)             Each Stockholder agrees that he or she will repay Expense Advances made to him or her (or paid on his or her behalf) by the Indemnifying Party pursuant to this Section 12 if it is ultimately finally determined by a court of competent jurisdiction that he or she is not entitled to be indemnified pursuant to this Section 12.

13.          Assignment. Except as provided in Section 5 of this Agreement, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Any attempted assignment in violation of this Section 13 shall be null and void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns and, in the event of a Stockholder’s death, such Stockholder’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries.

14.          Stockholder Capacity. Notwithstanding anything to the contrary in this Agreement, each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the Beneficial Owner of its Shares, and nothing herein is intended to or shall limit, affect or restrict any actions taken (or any failures to act) by a Stockholder in the Stockholder’s capacity as a director or officer of Liberty, SplitCo, or SiriusXM. The taking of any actions (or any failures to act) by the Stockholder (including voting on matters put to the board of directors of Liberty, SplitCo, or SiriusXM or any committee thereof, influencing officers, employees, agents, management or the other directors of Liberty or SiriusXM, and taking any action or making any statement at any meeting of such board or any committee thereof) solely in the Stockholder’s capacity as a director of Liberty, SplitCo, or SiriusXM shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

15.          Further Assurances. Each party hereto agrees, from time to time, at the reasonable request of any other party hereto and without further consideration, to execute and deliver such additional consents, documents and other instruments and to take such further actions as are reasonably requested to effectuate the rights and obligations set forth in this Agreement.

16.          Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that the other parties would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by any party hereto of any covenant or obligation contained in this Agreement, in addition to any other remedy to which the other parties may be entitled (whether at law or in equity), the other parties shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and each party hereto hereby waives any defense in any action for specific performance or an injunction or other equitable relief, that a remedy at law would be adequate. Each party hereto further agrees that no party or any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party hereto irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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17.          Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, of the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the matters contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided herein or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

18.          Notice. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via e-mail or (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Liberty:

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Chief Legal Officer

E-Mail: [Separately provided]

With a copy to:

O’Melveny & Myers L.L.P.

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Attention: C. Brophy Christensen

Bradley L. Finkelstein

Noah Kornblith

E-mail: bchristensen@omm.com

bfinkelstein@omm.com

nkornblith@omm.com

12

If to SiriusXM:

Sirius XM Radio Inc.

1221 Avenue of the Americas

New York, New York  10020

Attention: Patrick Donnelly

E-Mail: [Separately provided]

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York  10017

Attention: Eric Swedenburg, Esq.

Johanna Mayer, Esq.

E-Mail: eric.swedenburg@stblaw.com

Johanna.mayer@stblaw.com

If to the Special Committee:

Eddy W. Hartenstein

Lead Independent Director

c/o Sirius XM Radio Inc.

1221 Avenue of the Americas

New York, New York  10020

Attention: General Counsel

E-Mail: [Separately provided]

and with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

Attention: Michael A. Diz

William D. Regner

Katherine Durnan Taylor

E-Mail: madiz@debevoise.com

wdregner@debevoise.com

ketaylor@debevoise.com

13

If to the Stockholders:

John C. Malone

c/o Marty Flessner

12300 Liberty Boulevard, 2nd Floor

Englewood, CO 80112

E-Mail: [Separately provided]

With a copy (which shall not constitute notice) to:

Steven D. Miller

Address: [Separately provided]

E-Mail: [Separately provided]

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

19.          Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the parties hereto. Upon such determination that any term or other provision is invalid, illegal, void or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

20.          Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Liberty, SiriusXM and each Stockholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

21.          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT OR ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (I) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) HE, SHE OR IT (AS APPLICABLE) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) HE, SHE OR IT (AS APPLICABLE) MAKES THIS WAIVER VOLUNTARILY AND (IV) HE, SHE OR IT (AS APPLICABLE) HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 21.

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22.          Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

23.          Action by SiriusXM. Actions taken under this Agreement on behalf of SiriusXM will be taken only with the approval of the Special Committee.

24.          Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When this Agreement contemplates a certain number of securities, as of a particular date, such number of securities shall be deemed to be appropriately adjusted to account for stock splits, dividends, recapitalizations, combinations of shares or other changes affecting the such securities.

25.          Expenses. The Indemnifying Party shall pay the reasonable out-of-pocket costs and expenses incurred by each of the Stockholders in connection with the preparation, negotiation, execution and delivery of this Agreement, including the reasonable fees, charges and disbursements of advisors, representatives and counsel for the Stockholders in connection therewith (the “Voting Agreement Fees”), and any required filing fee in connection with the filings made on behalf of the Stockholders described in this Agreement and the Merger Agreement; provided, however, that the amount of costs and expenses payable in the aggregate for the Voting Agreement Fees shall not exceed $150,000. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

26.          No Additional Representations. Except for the representations and warranties expressly made in this Agreement, each party hereto hereby agrees that no other party hereto makes, and each party hereto disclaims any reliance upon, any express or implied representation or warranty whatsoever with respect to the matters set forth in this Agreement.

[Signature pages follow]

15

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above.

LIBERTY MEDIA CORPORATION

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Executive Vice President, General Counsel and Secretary

LIBERTY SIRIUS XM HOLDINGS INC.

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer

[Signature Page to Voting Agreement]

THE JOHN C. MALONE 1995 REVOCABLE TRUST

By:	/s/ John C. Malone
Name:	John C. Malone, Trustee

THE LESLIE A. MALONE 1995 REVOCABLE TRUST

By:	/s/ John C. Malone
Name:	John C. Malone, Trustee

THE MALONE FAMILY LAND PRESERVATION FOUNDATION

By:	/s/ John C. Malone
Name:	John C. Malone, President

JOHN C. MALONE JUNE 2003 CHARITABLE REMAINDER UNITRUST

By:	/s/ John C. Malone
Name:	John C. Malone, Trustee

[Signature Page to Voting Agreement]

SCHEDULE A
Stockholder Information

Stockholder	Series A Liberty SiriusXM Common Stock	Series B Liberty SiriusXM Common Stock
The John C. Malone 1995 Revocable Trust	612,907	8,681,015
The Leslie A. Malone 1995 Revocable Trust	101,778	286,086
The Malone Family Land Preservation Foundation	250,000	0
John C. Malone June 2003 Charitable Remainder Unitrust	0	379,553

A-1